                                 EXHIBIT (c)(1)

                          GEOTEK COMMUNICATIONS, INC.
                          207,000 Units Consisting of
                       15% Senior Secured Discount Notes
                             due 2005 and Warrants
                               PURCHASE AGREEMENT
                               ------------------

                                                                 June 29, 1995

SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

          Geotek Communications, Inc., a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchaser (the "Initial Purchaser"), 207,000 units (the "Firm Units") consisting of $207,000,000 in aggregate principal amount at maturity of its 15% Senior Secured Discount Notes due 2005 (the "Firm Notes") and warrants (the "Firm Warrants") to purchase 6,210,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), each with an initial exercise price of $9.90 per share. The Company also proposes, upon the terms and conditions set forth herein, to issue and sell to the Initial Purchaser up to an additional 20,700 units (the "Additional Units") consisting of $20,700,000 in aggregate principal amount at maturity of its 15% Senior Secured Discount Notes due 2005 (the "Additional Notes") and warrants to purchase up to an additional 621,000 shares of Common Stock (the "Additional Warrants"). The Firm Notes and the Additional Notes are hereinafter collectively referred to as the "Notes."
The Firm Warrants and the Additional Warrants are hereinafter collectively referred to as the "Warrants" and the Firm Units and the Additional Units are hereinafter collectively referred to as the "Units." Each Unit will consist of one Note, each having an initial Accreted Value (as defined in the Indenture (as defined below)) of $483.44 and Warrants to purchase 30 shares of Common Stock. The Notes will be issued pursuant to the provisions of an Indenture, to be dated as of June 30, 1995 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"). The Notes will be secured by pledge agreements entered into by the Company (the "Pledge Agreements") pursuant to which the Company will grant to the Trustee, as collateral agent for the holders of the Notes (the "Collateral Agent"), security interests in the Collateral (as defined in the Pledge Agreements). The Warrants will be issued pursuant to the provisions of a Warrant Agreement, to be dated as of June 30, 1995 (the "Warrant Agreement") between the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent (the "Warrant Agent").

          The Company wishes to confirm as follows its agreement with the Initial Purchaser in connection with the purchase and resale of the Units.

          1. Preliminary Offering Memorandum and Offering Memorandum. The Units will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated May 23, 1995, a preliminary offering memorandum dated June 19, 1995, and a preliminary offering memorandum dated June 28, 1995 (collectively, the "Preliminary Offering Memorandum"), and an offering memorandum, dated June 30, 1995 (the "Offering Memorandum"), setting forth information regarding the Company and the Units. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Units by the Initial Purchaser.

          The Company understands that the Initial Purchaser proposes to make offers and sales (the "Exempt Resales") of the Units purchased by the Initial Purchaser hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D under the Act) ("Regulation D") ("Accredited Investors") in private sales exempt from registration under the Act and (iii) outside the United States to persons other than U.S. persons in reliance upon Regulation S ("Regulation S") under the Act (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers"). As used in this Agreement, the terms "United States" and "U.S. persons" have the meaning given them in Regulation S.

          It is understood and acknowledged that, upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes and the Warrants shall bear the legends set forth in paragraphs 6 and 7, respectively, under the section of the Offering Memorandum entitled "Transfer Restrictions."

          It also is understood and acknowledged that holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement pertaining to the Notes (the "Notes Registration Rights Agreement"), to be dated as of the Closing Date, in substantially the form of Exhibit A hereto, and that the holders(including subsequent transferees) of the Warrants will have the registration rights set forth in the registration rights agreement pertaining to the Warrants (the "Warrant Registration Rights Agreement" and, together with the Notes Registration Rights Agreement, the "Registration Rights Agreements"), to be dated the date hereof in substantially the form of Exhibit B hereto. This Agreement, the Indenture, the Pledge Agreements, the Registration Rights Agreements and the Warrant Agreement are hereinafter referred to collectively as the "Operative Documents."

          Capitalized terms used herein without definition have the respective meanings specified therefor in the Offering Memorandum.

          2. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Company, at a purchase price of $96,069,197, 207,000 Units.

          (b) The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Initial Purchaser, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchaser shall have the right to purchase from the Company pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Offering Memorandum (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to 20,700 Additional Units at a purchase price per Unit equal to the Accreted Value of the Additional Notes constituting a part of each of such Units on the date of delivery and payment of the Additional Units.

          (c) The Initial Purchaser has advised the Company that it proposes to offer the Units for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, the Company that the Initial Purchaser (i) is purchasing the Units pursuant to a private sale exempt from registration under the Act, (ii) will not solicit offers for, or offer or sell, the Units by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, (iii) will solicit offers for the Units only from, and will offer, sell or deliver the Units as part of its initial offering only to (A) persons in the United States whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers, or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in a transaction under Rule 144A, (B) to a limited number of Accredited Investors that make the representations to and agreements with the Company specified in Exhibit A to the Offering Memorandum in private sales exempt from registration under the Act and (C) outside the United States to persons other than U.S. persons in reliance on Regulation S and (iv) that it will take reasonable steps to ensure that purchasers of Units in the United States are aware that the Initial Purchaser may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A promulgated thereunder. The Initial Purchaser has advised the Company that it will offer the Units to Eligible Purchasers at a price initially equal to the Accreted Value of the Notes on the date of sale. Such price may be changed by the Initial Purchaser at any time thereafter without notice.

          (d) The Initial Purchaser represents and warrants that it has offered and sold the Units and agrees that it will offer and sell the Units
(i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Units and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted pursuant to paragraph (c) above. Accordingly, the Initial Purchaser represents and agrees that neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Units, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Such Initial Purchaser agrees that, at or prior to confirmation of the sale of Units (other than a sale pursuant to Rule
144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units from such Initial Purchaser during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering thereof and the closing date of the sale, except in either case in accordance with Regulation S (or Rule 144A under the Securities Act) under the Securities Act. Terms used above and not otherwise defined have the meaning given to them by Regulation S."

          The Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchaser hereby consents to such reliance.

          3. Delivery of the Units and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Units shall be made at the offices of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at
10:00 A.M., New York City time, on July 6, 1995 (the "Closing Date"). The place of closing for the Firm Units and the Closing Date may be varied by agreement between the Initial Purchaser and the Company.

          Delivery to the Initial Purchaser of and payment for any Additional Units to be purchased by the Initial Purchaser shall be made at the aforementioned office of Smith Barney Inc. at such time and on such date specified by the Initial Purchaser (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the Initial Purchaser gives written notice to the Company of the Initial Purchaser's determination to purchase the number of Additional Units specified in such notice. The place of closing for any Additional Units and the Option Closing Date for such Additional Units may be varied by agreement between the Initial Purchaser and the Company.

          The Firm Units will be delivered to the Initial Purchaser against payment of the purchase price for the Firm Units therefor as follows: (i) $10,000,000 of the purchase price shall be paid by wire transfer of same day funds, in connection with which the Company shall pay any reasonable interest or other charges incurred by the Initial Purchaser (which amounts shall be deducted from such payment); and (ii) the remainder of the purchase price shall be paid by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company. Any Additional Units that the Initial Purchaser may elect to purchase will be paid for as provided in clause (ii) above. The Notes will be in definitive or global form and registered in such names and in such denominations as the Initial Purchaser shall request prior to 1:00 p.m., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. The Units to be delivered to the Initial Purchaser shall be made available to the Initial Purchaser in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

          4. Agreements of the Company. The Company agrees with the Initial Purchaser as follows:

          (a) The Company will advise the Initial Purchaser promptly and, if requested by it, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or otherwise), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or which requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading in light of the circumstances under which they were made, or of the necessity to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with any law.

          (b) The Company will furnish to the Initial Purchaser, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as the Initial Purchaser may reasonably request.

          (c) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which it shall reasonably object after being so advised or file any document with the Securities and Exchange Commission (the "Commission") which upon filing becomes incorporated by reference into the Preliminary Offering Memorandum ("an Incorporated Document"), without, in each case, delivering a copy of such document to the Initial Purchaser prior to such filing.

          (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Initial Purchaser, without charge, in such quantities as the Initial Purchaser shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or "blue sky" laws of the jurisdictions in which the Units are offered by the Initial Purchaser and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum in accordance with the securities or "blue sky" laws of the jurisdictions in which the Units are offered by the Initial Purchaser and by all dealers to whom Units may be sold in connection with the offering and sale of the Units.

          (e) If, at any time prior to completion of the distribution of the Units by the Initial Purchaser to Eligible Purchasers, any event shall occur that in the judgment of the Company or the Initial Purchaser or in the opinion of counsel for the Initial Purchaser should be set forth in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum, or to file under the Exchange Act any document which upon filing becomes an Incorporated

Document, to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto or file such document under the Exchange Act, and will expeditiously furnish to the Initial Purchaser and dealers a reasonable number of copies thereof. In the event that the Company and the Initial Purchaser agree that the Offering Memorandum should be amended or supplemented, or that a document should be filed under the Exchange Act which upon filing becomes an Incorporated Document, the Company, if requested by the Initial Purchaser, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document unless such announcement or disclosure, in the opinion of both counsel to the Company and to the Initial Purchaser, would jeopardize the ability of the Company to rely on an exemption from registration under the Act in connection with the sale of the Units hereunder.

          (f) The Company will cooperate with the Initial Purchaser and with its counsel in connection with the qualification of the Units for offering and sale by the Initial Purchaser and by dealers under the securities or "blue sky" laws of such jurisdictions as the Initial Purchaser may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

          (g) So long as any of the Units, Notes or Warrants are outstanding, the Company will furnish to the Initial Purchaser (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as the Initial Purchaser may reasonably request.

          (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchaser terminating this Agreement pursuant to
Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchaser because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

          (i) The Company will apply the net proceeds from the sale of the Units to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under "Use of Proceeds" and in a manner that will not result in the Company becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (j) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units. Except as permitted by the Act, the Company will not distribute any offering material in connection with the Exempt Resales.

          (k) From and after the Closing Date, so long as any of the Units, Notes or Warrants are outstanding and are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Act or, if earlier, until three years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Units, Notes and Warrants and prospective purchasers thereof designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Units, Notes and Warrants.

          (l) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

          (m) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Units in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Units.

          (n) The Company agrees to comply with all of the terms and conditions of the Registration Rights Agreements, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Units, Notes and Warrants by DTC for "book entry" transfer.

          (o) The Company agrees that, prior to or contemporaneously with any registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company agrees to cause to be entered into any necessary supplemental indentures in connection with such qualification.

          (p) The Company shall, and shall use its best efforts to cause the transfer agent with respect to the Units, Notes and Warrants to, refuse to register any transfer of such securities sold pursuant to Rule 144A or Regulation S if such transfer is not made in accordance with the provisions of Rule 144A or Regulation S.

          (q) The Company shall not, without the prior consent of the Initial Purchaser, offer, sell, contract to sell or otherwise dispose of any securities that are similar in quality or nature to the Notes offered hereby (other than pursuant to an exchange offer for the Notes) for a period of 180 days after the Closing Date.

          5. Representations and Warranties of the Company. The Company represents and warrants to the Initial Purchaser that:

          (a) The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

          (b) The Preliminary Offering Memorandum (as amended) and the Offering Memorandum as of their respective dates, and the Offering Memorandum as of the Closing Date, did not and will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchaser or contained under the section entitled "Private Placement" furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein.

          (c) The Indenture has been duly and validly authorized by the Company and, upon its execution, delivery and performance by the Company and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid, legal and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or equitable principles of general applicability (whether such actions are deemed to be at law or in equity). The Indenture conforms in all material respects to the description thereof in the Offering Memorandum. No qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Warrant Agreement has been duly and validly authorized by the Company and, upon its execution, delivery and performance by the Company and assuming due authorization, execution, delivery and performance by the Warrant Agent, will be a valid, legal and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or equitable principles of general applicability (whether such actions are deemed to be at law or in equity). The Warrant Agreement conforms in all material respects to the description thereof in the Offering Memorandum. The Registration Rights Agreements and this Purchase Agreement have been duly and validly authorized by the Company and, upon their respective execution, delivery and performance by the Company, will be valid, legal and binding agreements of the Company, enforceable in accordance with their respective terms, except as (i) enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (whether such actions are deemed to be at law or in equity), and (iii) any rights to indemnity and contributions may be limited by Federal and state securities laws and public policy considerations.

          (d) The Pledge Agreements have been duly and validly authorized by the Company and, upon their execution, delivery and performance by the Company, and assuming due authorization, execution, delivery and performance by the Collateral Agent, will be valid, legal and binding agreements of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or equitable principles of general applicability (whether such actions are deemed to be at law or in equity). The Pledge Agreements conform in all material respects to the description thereof in the Offering Memorandum.

          (e) The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchaser against payment therefor in accordance with the terms hereof, (i) will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally or equitable principles of general applicability (whether such actions are deemed to be at law or in equity), and (ii) will conform in all material respects to the description thereof in the Offering Memorandum.

          (f) The Warrants have been duly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent, (i) will be validly issued and, except as set forth in the Offering Memorandum, free of any preemptive or similar rights and (ii) will conform in all material respects to the description thereof in the Offering Memorandum. The Company has duly authorized and reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth in the Offering Memorandum, are free of any preemptive or similar rights and were issued and sold in compliance with all applicable Federal and state securities laws. The authorized capital stock of the Company conforms to the description thereof in the Offering Memorandum.

          (g) The Company is (i) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Offering Memorandum and to enter into the Operative Documents and (ii) in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

          (h) All the Company's subsidiaries (as defined in the Act) are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is (i) a corporation duly organized, validly existing and in good standing in the jurisdiction of its organization, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and (ii) in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. The schedule delivered by the Company to the Initial Purchaser and dated the date hereof sets forth a true and correct list of the percentage ownerships by the Company of all of the entities in which it has an equity or other ownership interest, either directly or through one or more Subsidiaries, and the entity by which each such interest is held (the "Subsidiary Schedule"). All of such interests consist solely of capital stock. Except as set forth on the Subsidiary Schedule, the Company does not, either directly or through one or more Subsidiaries, hold any equity or other ownership interest of any entity and the Company does not have any right to acquire any other equity or other ownership interest of any entity. Except as set forth in Schedule 2.3 to the Agreement, dated as of March 20, 1995, by and among the Company and The SC Fundamental Value Fund, L.P. and SC Fundamental Value BVI, Ltd. (the "Note Purchase Agreement"), all of the outstanding shares of capital stock of each of the entities listed on the Subsidiary Schedule as being owned by the Company, either directly or through one or more Subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company or the Subsidiary indicated on the Subsidiary Schedule free and clear of any lien, adverse claim, security interest or other encumbrance; provided, however, that the Company represents and warrants that liens, security interests or other encumbrances granted with respect to the Capital Stock of the Subsidiaries in connection with the Note Purchase Agreement shall be discharged simultaneously with the Closing.

          (i) Neither the Company nor any Subsidiary holds a general partnership interest in any Limited Partnership.

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, to which the Company or any of the Subsidiaries or any of their respective properties is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, could cause a Material Adverse Effect or materially affect the issuance of the Units or the consummation of the transactions contemplated by the Operative Documents. There are no material agreements, contracts, indentures, leases or other instruments that are not described in the Offering Memorandum, the failure of which to describe therein would constitute a material misstatement or the omission of a material fact. Except as described in the second paragraph under "Business -- Employees" in the Offering Memorandum, neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of employees and, to the Company's knowledge, no such action or dispute is threatened.

          (k) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where any such violation or violations in the aggregate would not have a Material Adverse Effect, or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for such defaults which in the aggregate would not have a Material Adverse Effect or as may be disclosed in the Offering Memorandum.

          (l) Neither the issuance, offer, sale or delivery by the Company of the Units, Notes, Warrants or shares of Common Stock issuable upon the exercise of the Warrants, the execution, delivery or performance of the Operative Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Notes or the shares of Common Stock issuable upon the exercise of Warrants in accordance with the applicable Registration Rights Agreement, the qualification of the Indenture under the 1939 Act, compliance with the securities or "blue sky" laws of various jurisdictions and except as may be required under any applicable telecommunications law, in the last such case to the extent described in the Offering Memorandum), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (m) The accountants, Coopers & Lybrand, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto) are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct and its interpretation and rulings.

          (n) The financial statements (historical and pro forma), together with related notes forming part of the Offering Memorandum, present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders* equity and cash flows of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. With respect to the assumptions used in preparing the pro forma financial information and related notes included in the Offering Memorandum, the Company has a reasonable basis for such assumptions. The other financial and statistical information and data set forth in the Offering Memorandum is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company.

          (o) Except as disclosed in the Offering Memorandum, subsequent to the date as of which such information is given in the Offering Memorandum,
(i) neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole and (ii) there has not been
(A) any material change in the capital stock or material increase in the short-term or long-term debt of the Company or any of the Subsidiaries or
(B) any Material Adverse Change, or any development of which the Company knew or should have known and which involves or which could reasonably be expected to involve a prospective Material Adverse Change.

          (p) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal), other than intellectual property (which is addressed in (w) below) and other than capital stock (which is addressed in (h) above), described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum (including, without limitation, any security interest pertaining to the cash account pertaining to the Defeased Notes), any Incorporated Document or exhibit thereto or that do not materially impair or are not expected to materially impair the ability of the Company to use any such property, and except for the lien on the license granted by the FCC having a call sign of WNKL 343, and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

          (q) Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Offering Memorandum and the Offering Memorandum, respectively.

          (r) Each of the Company and the Subsidiaries have such permits, licenses, franchises, and other approvals or authorizations of governmental or regulatory authorities, including, without limitation, all waivers, licenses and authorizations to develop, implement and operate wireless telecommunications systems as described, and in such manner as is described, in the Offering Memorandum (collectively, "Permits"), as are necessary under applicable law to own their respective properties and to conduct their respective business in the manner described in the Offering Memorandum, except to the extent otherwise provided therein. The Company and each of the Subsidiaries have fulfilled and performed in all material respects all of their respective material obligations with respect to the Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum. Except as described in the Offering Memorandum, (i) there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened with respect to any of the Permits and (ii) neither the Company nor any Subsidiary is in default under any Permit. All of the management agreements pertaining to the licenses listed on Annex 1 to the draft opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company for telecommunications regulatory matters, a copy of which is included as a part of Exhibit D hereto, are valid, legal and binding agreements enforceable against the parties thereto in accordance with their terms, except as (i) enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (whether such actions are deemed to be at law or in equity). All permits, licenses, franchises and other approvals or authorizations of applicable telecommunications authorities, including, without limitation, all waivers, licenses and authorizations to develop, implement and operate wireless telecommunications systems (the "Regulatory Permits"), to the extent held by the Company or a Subsidiary thereof, are held directly by Geotek Acquisition Corp., Geotek Subsidiary Industries, Inc., MetroNet Systems, Inc., Power Spectrum, Inc., USI Venture Corp., National Band Three Limited or Geotek Communications GmbH ("Geotek Germany") (the "Pledged Companies") or by their direct or indirect wholly-owned Subsidiaries, except that, in the case of Geotek Germany, such Regulatory Permits are held by DBF Bundelfunk GmbH & Co. K.G. ("DBF") and Preussag Bundelfunk GmbH ("Preussag"). All direct and indirect interests (whether actual or contingent) of the Company and its Subsidiaries in any Regulatory Permits, to the extent held by third parties (including, without limitation, any rights pursuant to management agreements or options), are held directly by the Pledged Companies or their wholly-owned

Subsidiaries, except that, in the case of Geotek Germany, such interests are held by DBF and Preussag. Neither the Company nor any Subsidiary thereof, other than the Pledged Companies and their direct or indirect wholly-owned Subsidiaries, has any right to acquire, is seeking to acquire or is otherwise in the process of acquiring any Regulatory Permit or any actual or contingent right therein, other than any Regulatory Permit issued pursuant to the laws of India or Korea.

          (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

          (u) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect.

          (v) Except as described in the Offering Memorandum, no holder of any security of the Company (other than holders of the Notes and the Warrants) has any right to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreements. Except as described in or contemplated by the Operative Documents or the Offering Memorandum or as described in writing to the Initial Purchaser, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

          (w) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or, except as described in the Offering Memorandum, necessary for the current and contemplated conduct of their respective businesses as described in the Offering Memorandum (including, without limitation, all such patents, trademarks and other rights necessary to develop, implement and operate wireless telecommunications systems as described, and in such markets as are described, in the Offering Memorandum). Except as described in the Offering Memorandum, none of the officers of the Company is aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to any of the foregoing.

          (x) Upon the possession by the Collateral Agent of the certificates representing the Collateral, in the case of the Pledged Companies (as defined in the Preliminary Offering Memorandum, as amended) organized under the laws of a jurisdiction within the United States, or the transfer on the share registry of the applicable Pledged Company to the Collateral Agent of the shares of such Pledged Company, in the case of the Pledged Companies organized under the laws of the United Kingdom or Germany, and assuming that the Collateral Agent complies with any applicable notice or registration provisions applicable to it, the security interests created in favor of the Collateral Agent under the Pledge Agreements with respect to the Collateral will constitute perfected security interests in such Collateral and proceeds thereof, and no other filings, registration or recordings are required in order to perfect the security interests in such Collateral and proceeds under the Pledge Agreements.

          (y) The Company is not and, upon the sale of the Units to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

          (z) When the Units, Notes and Warrants are issued and delivered pursuant to this Agreement, such Units, Notes and Warrants will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter dealer quotation system.

          (aa) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Units in a manner that would require the registration of the Units, Notes or Warrants under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Units.

          (ab) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Units, Notes or Warrants by the Initial Purchaser.

          (ac) Assuming (i) that the representations and warranties in
Section 2 hereof are true, (ii) that the Initial Purchaser complies with the covenants set forth in Section 2 hereof and (iii) that each person to whom the Initial Purchaser offers, sells or delivers the Units is a Qualified Institutional Buyer, an Accredited Investor or a person other than a U.S. person outside the United States to whom offers and sales are being made in reliance on Regulation S under the Act, the purchase and sale of the Units pursuant hereto (including the Initial Purchaser's proposed offering of the Units on the terms and in the manner set forth in the Offering Memorandum and
Section 2 hereof) is exempt from the registration requirements of the Act. None of the Company, its Subsidiaries or affiliates or any person acting on its or their behalf (other than the Initial Purchaser) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act) with respect to the Units and the Company, its Subsidiaries or affiliates and any person acting on its or their behalf (other than the Initial Purchaser) have complied with the offering restrictions requirement of Regulation S.

          (ad) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Units to the Initial Purchaser or by the Initial Purchaser to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

          (ae) The Company is not required to obtain stockholder consent or approval pursuant to the rules of The Nasdaq National Market, the Pacific Stock Exchange or any other exchange or trading facility in connection with the offering and sale of the Units.

          6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a "Purchaser Indemnitee") from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred by the Purchaser Indemnitee in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchaser expressly for use in connection therewith; provided, however, that the indemnification provided for in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the applicable Purchaser Indemnitee on account of any such loss, claim, damage, liability or expense arising from the sale of the Units by the Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and the Initial Purchaser sold Units to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Initial Purchaser on a timely basis. The indemnification obligation of the Company set forth in this paragraph (a) shall be in addition to any liability which the Company may otherwise have, including, without limitation, any liability for any breach of any representation, warranty or covenant contained in this Agreement.

          (b) If any action, suit or proceeding shall be brought against any Purchaser Indemnitee in respect of which indemnification may be sought against the Company, such Purchaser Indemnitee shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Purchaser Indemnitee shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Indemnitee unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Purchaser Indemnitee and the indemnifying parties and such Purchaser Indemnitee shall have been advised by its counsel that representation of such Purchaser Indemnitee and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Purchaser Indemnitee). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchaser and any other Purchaser Indemnitee not having actual or potential differing interests with the Initial Purchaser or among themselves, which firm shall be designated in writing by the Initial Purchaser. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Purchaser Indemnitee, to the extent provided in paragraph (a), from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) The Initial Purchaser agrees to indemnify and hold harmless the Company, and its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each a "Company Indemnitee") to the same extent as the indemnity from the Company to the Initial Purchaser set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchaser furnished in writing by or on behalf of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against any Company Indemnitee based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchaser pursuant to this paragraph (c), the Initial Purchaser shall have the rights and duties given to the Company by paragraph
(b) above (except that if the Company shall have assumed the defense thereof the Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and each Company Indemnitee shall have the rights and duties given to the Initial Purchaser by paragraph (b) above. The indemnification obligation of the Initial Purchaser set forth in this paragraph (c) shall be in addition to any liability which the Initial Purchaser may otherwise have, including without limitation, any liability for any breach of any representation, warranty or covenant contained in this Agreement.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses and after discounts and commissions received by the Initial Purchaser) received by the Company bear to the total discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum; provided that, in the event that the Initial Purchaser shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Company or the Initial Purchaser from the offering of the Units shall include the net proceeds (before deducting expenses and after discounts and commissions received by the Initial Purchaser) received by the Company, and the discounts and commissions received by the Initial Purchaser, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Offering Memorandum. The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 6, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price of the Units resold by it in the initial placement of such Units exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Purchaser Indemnitee or any Company Indemnitee, (ii) acceptance of any Units and payment therefor hereunder and
(iii) any termination of this Agreement. A successor to any Purchaser Indemnitee, or to any Company Indemnitee shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 6.

          (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          7. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase the Firm Units hereunder are subject to the following conditions:

          (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Units in any jurisdiction designated by the Initial Purchaser shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Offering Memorandum which, in the opinion of the Initial Purchaser, would materially adversely affect the market for the Units or (ii) any event or development relating to or involving the Company, any Subsidiary or any officer or director of the Company which makes any statement made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchaser and its counsel, requires the making of any addition to or change in the

Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchaser, materially adversely affect the market for the Units or make it impracticable to market the Units on the terms and in the manner contemplated in the Offering Memorandum.

          (c) The Initial Purchaser shall have received on the Closing Date an opinion of (i) Klehr, Harrison, Harvey, Branzburg & Ellers, counsel for the Company, (ii) Skadden, Arps, Slate, Meagher & Flom and Gardner, Carton & Douglas, special counsel to the Company for telecommunications regulatory matters, (iii) Fladgate Fielder and Bruckhaus, Westrich, Stegemann, special counsel to the Company for telecommunications regulatory matters in the United Kingdom and Germany, respectively, and (iv) Andrew Siegel, Esq., General Counsel of the Company, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, in each case dated the Closing Date and addressed to the Initial Purchaser.

          (d) The Initial Purchaser shall have received on the Closing Date an opinion of Chadbourne & Parke, counsel for the Initial Purchaser, dated the Closing Date and addressed to the Initial Purchaser in form and substance satisfactory to the Initial Purchaser.

          (e) The Initial Purchaser shall have received on each of the date hereof and the Closing Date letters, each dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser, from Coopers and Lybrand, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information (including pro forma financial information) contained in the Preliminary Offering Memorandum and the Offering Memorandum.

          (f) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum; (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, except as may otherwise be stated in the Offering Memorandum, any change resulting in a Material Adverse Effect; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries taken as a whole, other than those reflected in the Offering Memorandum; and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchaser shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchaser in its discretion), to the effect set forth in this
Section 7(f) and in Section 7(g) hereof.

          (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (h) To the extent applicable, there shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company or
(ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

          (i) The Units, Notes and Warrants shall have been approved for trading on PORTAL.

          (j) The Company and the Initial Purchaser shall have entered into the other Operative Documents and the Collateral shall have been delivered to the Collateral Agent pursuant to the terms of the Pledge Agreements.

          (k) The Company shall have furnished or caused to be furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall have reasonably requested.

          (l) Simultaneously with the consummation of the transactions contemplated hereby, the Defeased Notes (as defined in the Preliminary Offering Memorandum) shall have been defeased in accordance with the terms thereof and the security interests granted in respect thereof (other than any security interest in the restricted cash account containing the defeasance amount) shall have been released.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

          Any certificate or document signed by any officer of the Company and delivered to the Initial Purchaser, or to counsel for the Initial Purchaser, shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the statements made therein.

          The obligations of the Initial Purchaser to purchase any Additional Notes hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 7, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) and paragraph
(k) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Units.

          8. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements thereto) and each amendment or supplement to the Preliminary Offering Memorandum and Offering Memorandum, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Offering Memorandum, the Offering Memorandum, any Incorporated Documents, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes and the Warrants, including any stamp taxes in connection with the original issuance and sale of the Notes and the Warrants; (iv) the printing (or reproduction) and delivery of this Agreement, any preliminary and supplemental "blue sky" memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the application for quotation of the Units, Notes and Warrants on PORTAL; (vi) the qualification of the Units for offer and sale under the securities or "blue sky" laws of any states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchaser relating to the preparation, printing or reproduction, and delivery of any preliminary and supplemental blue sky memoranda and such qualification); (vii) the performance by the Company of its obligations under the Registration Rights Agreements; (viii) creating and perfecting security interests in the Collateral in favor of the Collateral Agent pursuant to the Pledge Agreements, including, without limitation, filing and recording fees and expenses; and (ix) the fees and expenses of the Company's accountants, the fees and expenses of counsel (including local and special counsel) for the Company and the fees and expenses of the Trustee under the Indenture, the Warrant Agent under the Warrant Agreement and the Collateral Agent under the Pledge Agreements, and their counsel. The Company hereby agrees that it will pay in full on the Closing Date the fees and expenses referred to in clause
(vi) of this Section 8 by delivering to counsel for the Initial Purchaser on such date a check payable to such counsel in the requisite amount provided to the Company in writing at least two (2) days prior to such date.

          9. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, to the extent that a party hereto, but not the other party hereto, has executed and delivered this Agreement, such party executing and delivering this Agreement may rescind such execution and delivery by written notice to the other party hereto.

          Any notice under this Section 9 may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          10. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, without liability on the part of the Initial Purchaser to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Notes), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or The Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to commence or continue the offering of the Units on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Units by the Initial Purchaser. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          11. Information Furnished by the Initial Purchaser. The statements set forth in the stabilization legend on the inside front cover and under the caption "Private Placement" in the Preliminary Offering Memorandum and Offering Memorandum constitute the only information furnished by or on behalf of the Initial Purchaser as such information is referred to in Sections 5(b) and 6 hereof.

          12. Miscellaneous. Except as otherwise provided in Sections 4, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 20 Craig Road, Montvale, N.J. 07645, Attention: Andrew Siegel, General Counsel, or (ii) if to the Initial Purchaser, to Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the Initial Purchaser, the Company, the affiliated persons and their respective directors and officers referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.
Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchaser of any of the Notes in his status as such purchaser.

          Neither party hereto may assign any of its rights or delegate any of its obligations without the consent of the other party hereto.

          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

          14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.

                              Very truly yours,

                              GEOTEK COMMUNICATIONS, INC.

                              By: /s/ Yoram Bibring
                                  -------------------------------------
                                  Name:  Yoram Bibring
                                  Title: Executive Vice President,
                                         Chief Operating Officer and Chief
                                         Financial Officer

Confirmed and accepted as of
the date first above written:
SMITH BARNEY INC.

By: Anthony S. Graham
    ---------------------------
    Name:  Anthony S. Graham
    Title: Vice President

       The following is a summary of all omitted Exhibits to the foregoing Purchase Agreement.

          Exhibit A      Notes Registration Rights Agreement (filed as Exhibit
                         (c)(3) to the Form 8-K).

          Exhibit B      Warrant Share Registration Rights Agreement (filed as
                         Exhibit (c)(8) to the Form 8-K).

          Exhibit C      Intentionally omitted

          Exhibit D      Opinion of Skaden, Arps, Slate, Meagher & Flom

       The Registrant hereby agrees to furnish supplementally to the Commission a copy of Exhibit D upon request of the Commission.